EXHIBIT 3.11
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
RONNING, LLC
          Ronning, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Act of the State of Delaware, does hereby certify:
          FIRST: The name of the limited liability company is
RONNING, LLC
          SECOND: The Certificate of Formation of the Company is hereby amended to change the Company name to:
CPM WOLVERINE PROCTOR, LLC
          IN WITNESS WHEREOF, the undersigned has duly executed, signed and acknowledged this Certificate of Amendment, this 11th day of July, 2006.

By:	/s/ Ted Waitman
Name: Ted Waitman
Authorized Person